Exhibit 31.1

Certifications

I, Richard W. Heo, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Gulf Island Fabrication, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Richard W. Heo
Richard W. Heo
President and Chief Executive Officer
(Principal Executive Officer)

Date: May 2, 2025